CTE Investor Relations
100 CTE Drive
Dallas, PA 18612-9774

I NVESTOR N EWS

Contact:	David G. Weselcouch
Senior Vice President – Investor Relations
and Corporate Communications
(570) 631-2807

CTE Reports 2003 Third Quarter Results

CTE Reports Net Income of $14.7 Million, Versus $13.8 Million in the 2002
Third Quarter

CTE Reports Diluted Earnings Per Share of $0.61,
Versus $0.58 in the 2002 Third Quarter

CTE Reports Consolidated Switched Access Line Growth of 4%,
and Consolidated Revenue Growth of 6%

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 9:00 a.m. (EST) this morning. Mr. Mahoney will review CTE’s 2003 third quarter results, and 2003 guidance. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-877-679-9049. The conference call passcode is 285678. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-615-3210, passcode 285678. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – November 4, 2003 -- Commonwealth Telephone Enterprises, Inc. (“CTE”) [NASDAQ: CTCO] today announced financial results for the 2003 third quarter.

CTE Consolidated Results
For the 2003 third quarter, CTE reported diluted earnings per share (“EPS”) of $0.61, versus reported diluted EPS of $0.58 in the 2002 third quarter. As anticipated in our prior guidance, included in CTE’s 2003 third quarter reported diluted EPS is a $1.0 million (pre-tax), or $0.03 per share (after-tax), favorable effect resulting from the sale of impaired receivables in connection with WorldCom’s 2002 second quarter bankruptcy filing. CTE’s 2002 third quarter reported diluted EPS includes a $0.9 million non-recurring tax benefit, or $0.04 per share, which resulted from a Pennsylvania tax law change that increased the amount of net operating losses allowed to be carried forward for state tax purposes.

(more)

CTE - 2

CTE ended the 2003 third quarter with a total of 476,437 switched access lines installed, reflecting an increase of 16,194 switched access lines installed in the past 12 months, or a growth rate of 4%.

CTE’s consolidated revenues in the 2003 third quarter were $85.0 million, a growth rate of 6% versus the 2002 third quarter. CTE’s 2002 third quarter consolidated revenues were $80.3 million. The 2003 third quarter consolidated revenues include $1.0 million in connection with the sale of the impaired WorldCom receivables.

CTE’s consolidated operating income in the 2003 third quarter was $26.6 million, which reflected a 12% growth rate versus last year’s third quarter.

For the 2003 third quarter, CTE reported net income of $14.7 million, versus reported net income of $13.8 million in the 2002 third quarter.

Consolidated capital expenditures (“CAPEX”) were $12.3 million in the 2003 third quarter, flat versus CAPEX of $12.3 million in the year ago quarter.

The table below sets forth highlights of CTE’s 2003 third quarter consolidated results, versus the 2002 third quarter:

	2003 Third Quarter	2002 Third Quarter	% Change Inc./(Dec).
Total Access Lines	476,437	460,243	4%
Revenues	$85.0M	$80.3M	6%
Operating Income	$26.6M	$23.7M	12%
Depreciation and Amortization	$17.9M	$17.1M	4%
CAPEX	$12.3M	$12.3M	-
Reported EPS	$0.61	$0.58	5%

“We had a solid third quarter,” said Michael J. Mahoney, CTE’s president and chief executive officer. “We again achieved 4% consolidated switched access line growth by adding nearly 16,200 lines to our base of lines over the past 12 months. Our consolidated 6% revenue growth and 12% operating income growth reflect the fundamentally sound performance of both Commonwealth Telephone Company and CTSI in the quarter.”

Commonwealth Telephone Company (“CT”) Results
CT had a total of 338,514 switched access lines installed at the end of the 2003 third quarter – reflecting a growth rate of less than 1% versus last year’s third quarter. CT’s residential additional line penetration was 39% at the end of the quarter. CT’s business line growth in the 2003 third quarter was 3% versus the 2002 third quarter.

CT’s 2003 third quarter revenues grew 7% to $54.2 million, versus revenues of $50.7 million in the 2002 third quarter. CT’s third quarter revenues include the favorable $1.0 million effect of

(more)

CTE - 3

the sale of impaired WorldCom receivables. CT’s third quarter revenue growth was primarily driven by increased access revenues – which resulted from both an increase in access minutes of use, and a favorable change in the NECA (National Exchange Carrier Association) average schedule settlement formula that took effect in July 2003 – as well as 5% growth in enhanced services.

CT’s 2003 third quarter operating income was $25.3 million, a 17% increase over last year. This solid growth in operating income was primarily driven by growth in high-margin access revenues, and continued focus on cost control.

CT’s 2003 third quarter CAPEX were $7.8 million versus $6.1 million in the 2002 third quarter.

CTSI, LLC (“CTSI”)
During the 2003 third quarter, CTSI installed 2,888 net access lines, ending the quarter with 137,923 net access lines installed – a growth rate of 12% versus the 2002 third quarter. At the end of the 2003 third quarter, 98% of CTSI’s access lines were “on-switch,” and 52% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2003 third quarter was 90%/10%.

CTSI’s 2003 third quarter revenues were $21.7 million, a growth rate of 4% versus revenues of $20.9 million in the 2002 third quarter.

CTSI’s operating income in the 2003 third quarter was $2.0 million, versus operating income of $2.2 million in the 2002 third quarter. The year-over-prior-year-same-quarter decrease in operating income results primarily from increased depreciation and amortization.

CTSI’s 2003 third quarter capital expenditures were $4.0 million, versus $5.5 million in the year ago quarter.

Jack Flash® DSL
In the 2003 third quarter, CTE’s DSL (digital subscriber line) product, Jack Flash®, installed 766 net new DSL subscribers. Jack Flash® had 12,135 installed DSL subscribers at the end of the 2003 third quarter. Jack Flash® is marketed in CTE’s CT and CTSI geographies. Jack Flash® utilizes DSL technology to provide broadband connectivity over standard telephone lines at speeds over 50 times faster than today’s traditional dial-up modems.

(more)

CTE - 4

2003 Guidance Outlined
The table below sets forth CTE’s consolidated 2003 full year guidance, which Mr. Mahoney will discuss on this morning’s conference call and webcast:

	Item	Previously Communicated 2003 Full Year Guidance	Updated 2003 Full Year Guidance
Consolidated CTE	Access Line Growth	3% - 4%	Unchanged
	Revenue Growth	5% - 6%	Unchanged
	Operating Income	$100M - $102M	Unchanged
	Depreciation and Amortization	Approx. $70M	Unchanged
	Effective Tax Rate	38% -39%	Unchanged
	Diluted EPS – 4Q03	n/a	$0.54 - $0.57
	Diluted EPS – FY03	$2.42 - $2.45*	Unchanged
	CAPEX	$50M - $55M	Unchanged
  Excludes an after-tax gain of $13.2 million, or $0.55 per diluted share, which was recorded in the 2003 first quarter in connection with the previously announced adoption of new accounting rules on asset retirement obligations under SFAS 143 (Statement of Financial Accounting Standards No. 143), effective January 1, 2003. Including this gain, the 2003 full year guidance for diluted EPS would be $2.97 - $3.00.

About CTE
Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves a growing base of business and residential customers with the full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s 7th largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. CTE’s support businesses include epix® Internet Services (www.epix.net), one of the Northeast’s largest rural Internet Service Providers (“ISPs”); and, Jack Flash®, a broadband data service that uses DSL technology to offer high-speed Internet access and digital connectivity solutions. Additionally, CTE operates two other support businesses that provide products, services and expertise to its CT and CTSI operations. These businesses are Commonwealth Communications, a provider of telecommunications equipment and facilities management services; and, CLD, a long-distance reseller.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release is forward-looking. Such

(more)

CTE - 5

forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future and cause them to be different from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties related to the Company’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments and changes in the competitive environment in which the Company operates and receipt of necessary approvals.

# # #

6TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 4, 2003

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	THREE MONTHS ENDED SEPTEMBER 30, 2003				THREE MONTHS ENDED SEPTEMBER 30, 2002

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL

Sales	$54,182	$21,702	$9,077	$84,961	$50,717	$20,896	$8,691	$80,304
Costs & Expenses (excluding other operating
expenses itemized below)	17,326	14,444	8,748	40,518	17,423	13,869	7,931	39,223

Management Fees	-	-	-	-	300	99	(99)	300

Depreciation & Amortization	11,591	5,225	1,064	17,880	11,469	4,736	923	17,128

Operating Income (Loss)	25,265	2,033	(735)	26,563	21,525	2,192	(64)	23,653

Interest and Dividend Income	407	-	599	1,006	333	-	54	387
Interest Expense	(929)	-	(3,500)	(4,429)	(1,228)	-	(1,569)	(2,797)
Other Income (Expense), net	(255)	(9)	309	45	(108)	(169)	(86)	(363)
Equity in Unconsolidated Entities	-	-	201	201	-	131	-	131

Income (Loss) before Income Taxes and
Cumulative Effect of Accounting Change	24,488	2,024	(3,126)	23,386	20,522	2,154	(1,665)	21,011

Provision (Benefit) for Income Taxes (1)	8,610	823	(710)	8,723	7,600	191	(615)	7,176

Income (Loss) before Cumulative
Effect of Accounting Change	15,878	1,201	(2,416)	14,663	12,922	1,963	(1,050)	13,835

Cumulative Effect of Accounting
Change ,Net of Tax	-	-	-	-	-	-	-	-

Net Income (Loss)	$15,878	$1,201	$(2,416)	$14,663	$12,922	$1,963	$(1,050)	$13,835

  In 2002, CT, CTSI, and Total include the effect of year-to-date tax benefits which were recorded in the third quarter in connection with certain tax strategies of $0.2m, $0.7m and $0.9m, respectively.

(more)

7TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 4, 2003

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	NINE MONTHS ENDED SEPTEMBER 30, 2003				NINE MONTHS ENDED SEPTEMBER 30, 2002

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL

Sales	$157,459	$64,671	$28,990	$251,120	$146,876	$63,101	$27,023	$237,000
Costs & Expenses (excluding other operating expenses itemized below)	51,176	41,555	27,939	120,670	51,599	40,349	25,478	117,426

Management Fees	-	-	-	-	900	297	(297)	900

Depreciation & Amortization	34,424	15,394	3,198	53,016	33,753	13,861	2,992	50,606

Restructuring Charges (Reversals)	-	-	-	-	-	(2,057)	-	(2,057)
Voluntary Retirement Program	-	-	-	-	-	-	2,333	2,333

Operating Income (Loss)	71,859	7,722	(2,147)	77,434	60,624	10,651	(3,483)	67,792

Interest and Dividend Income	1,516	-	670	2,186	1,563	-	196	1,759
Interest Expense	(2,971)	-	(6,054)	(9,025)	(3,880)	-	(5,514)	(9,394)
Other Income (Expense), net	(338)	9	(784)	(1,113)	(203)	322	(112)	7
Equity in Unconsolidated Entities	-	-	1,855	1,855	-	1,704	-	1,704

Income (Loss) before Income Taxes and Cumulative Effect of Accounting Change	70,066	7,731	(6,460)	71,337	58,104	12,677	(8,913)	61,868

Provision (Benefit) for Income Taxes (1)	25,533	2,757	(1,784)	26,506	22,170	4,156	(3,140)	23,186

Income (Loss) before Cumulative Effect of Accounting Change	44,533	4,974	(4,676)	44,831	35,934	8,521	(5,773)	38,682

Cumulative Effect of Accounting Change,
Net of Tax	13,230	-	-	13,230	-	-	-	-

Net Income (Loss)	$57,763	$4,974	$(4,676)	$58,061	$35,934	$8,521	$(5,773)	$38,682

  In 2002, CT, CTSI, and Total include the effect of year-to-date tax benefits which were recorded in the third quarter in connection with certain tax strategies of $0.2m, $0.7m and $0.9m, respectively.

(more)

8TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 4, 2003

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(GAAP)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2003	2002	2003	2002
Basic Earnings per Average Common Share:
Income before Cumulative Effect of Accounting Change	$0.62	$0.59	$1.91	$1.65
Cumulative Effect of Accounting Change, Net of Tax	$0.00	$0.00	$0.56	$0.00

Net Income (Loss)	$0.62	$0.59	$2.47	$1.65

Weighted Average Common Shares Outstanding	23,608,855	23,414,836	23,520,895	23,380,673

Diluted Earnings per Average Common Share:
Income before Cumulative Effect of Accounting Change	$0.61	$0.58	$1.88	$1.63
Cumulative Effect of Accounting Change, Net of Tax	$0.00	$0.00	$0.55	$0.00

Net Income (Loss)	$0.61	$0.58	$2.43	$1.63

Weighted Average Common Shares and
Common Stock Equivalents Outstanding	23,986,727	23,664,137	23,877,330	23,676,699

(more)

9TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 4, 2003

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

ASSETS	September 30, 2003	December 31, 2002
CURRENT ASSETS:
Cash and Temporary Cash Investments	$345,340	$34,935

Accounts Receivable and Unbilled Revenues, net of Allowance
for Doubtful Accounts of $3,382 in 2003 and $5,520 in 2002	54,397	52,866

Other Current Assets	11,855	10,138

Deferred Income Taxes	19,165	23,669

Total Current Assets	430,757	121,608

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED
DEPRECIATION OF $445,135 IN 2003 AND $432,435 IN 2002)	410,831	411,370

INVESTMENTS	9,989	9,718

DEFERRED CHARGES AND OTHER ASSETS	19,249	11,343

TOTAL ASSETS	$870,826	$554,039

(more)

10TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 4, 2003

COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

LIABILITIES AND SHAREHOLDERS' EQUITY	September 30, 2003	December 31, 2002

CURRENT LIABILITIES:

Notes Payable	$65,000	$65,000

Current Maturities of Long Term Debt	5,623	9,010

Accounts Payable	28,210	30,503

Advance Billings and Customer Deposits	5,089	5,870

Accrued Expenses	45,849	49,955

Accrued Restructuring Expenses	1,807	2,029

Total Current Liabilities	151,578	162,367

LONG TERM DEBT	325,304	77,299

DEFERRED INCOME TAXES	73,408	61,083

OTHER LONG TERM LIABILITES	34,501	32,300

COMMON SHAREHOLDERS' EQUITY:

Common Stock	24,000	27,307

Additional Paid-in Capital	140,755	256,594

Deferred Compensation	(7,654)	(2,676)

Other Comprehensive Loss	(5,928)	(6,961)

Retained Earnings	136,030	77,969

Treasury Stock at Cost, 34,063 shares at September 30, 2003
and 3,829,133 at December 31, 2002	(1,168)	(131,243)

Total Common Shareholders' Equity	286,035	220,990

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$870,826	$554,039

# # #